                                                                     Exhibit 3.2


                                   RESTATED
                         CERTIFICATE OF INCORPORATION
                                 (AS AMENDED)
                                      OF
                            VINTAGE PETROLEUM, INC.


        This Restated Certificate of Incorporation of Vintage Petroleum, Inc., which has been duly adopted in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware, amends and restates the Restated Certificate of Incorporation of Vintage Petroleum, Inc., which was filed with the Secretary of State of the State of Delaware on January 2, 1987. Such Restated Certitficate of Incorporation is hereby amended and restated to read, in its entirety, as follows:

        FIRST. The name of the Corporation is VINTAGE PETROLEUM, INC.

        SECOND. The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

        THIRD. The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

        FOURTH. In furtherance of the objects and purposes of the Corporation, the Corporation shall have all the powers and privileges granted by the General Corporation Law of the State of Delaware, by any other law, or by this Certificate of Incorporation, including, but without limitation, the following powers, among others:

        (a) To purchase or otherwise acquire, own, use, lease as lessor, lease as lessee, sell or otherwise dispose of, develop, improve, maintain, mortgage, pledge, encumber, hypothecate and otherwise deal in and with oil, gas, petroleum, coal, sulphur, helium, hydrocarbons, natural resources, and other mineral rights, leases, interests, claims, concessions, and fee lands, together with all real property of whatsoever kind or nature; to find, locate, prospect for, mine, drill for, explore for, produce, exploit, extract, and obtain oil, gas, petroleum, coal, sulphur, helium, hydrocarbons, or any other minerals or natural resources, and to that end, to drill wells or to sink shafts for the same and to develop and improve all lands, leases, rights or claims wherever the same may be found;

        (b) To produce, mine, extract and recover oil, gas, petroleum, coal, sulphur, helium, hydrocarbons, or other minerals or natural resources of every kind and nature, and to market, store, treat, refine, process, distill, transport, manufacture, purchase, sell, distribute, lease, trade, or otherwise deal in and with the same and any and all derivatives thereof or products therefrom; and in connection therewith, to build, purchase, or otherwise acquire, lease as lessor, lease as lessee, maintain, operate, own, use, mortgage, pledge, encumber, hypothecate, sell or otherwise dispose of, and to deal in or with any and all necessary or convenient machinery, equipment, apparatus, refineries, wells, mines, pumps, compressors, facilities, fixtures, pipelines, lateral lines, gathering lines, storage tanks, appliances, materials, buildings, plants, properties of every kind and nature, or appurtenances thereto;

        (c) To organize, promote, manage and participate in oil, gas, petroleum, coal, sulphur, helium, hydrocarbons, or other mineral or natural resource drilling, exploration, mining and/or development programs, partnerships or ventures and, to that end, to participate in the same as a partner, agent, manager, participant, or otherwise, and to offer, issue, sell, register, guarantee, underwrite, transfer, convey, assign, hypothecate, exchange, accept, deliver and otherwise deal in and with such programs, partnerships or ventures, or securities, leases, properties or interests pertaining thereto;

        (d) To generally engage in and carry on the business of exploration, production, development and marketing of oil, gas, petroleum, coal, sulphur, helium, hydrocarbons, or other minerals or natural resources of every kind and description whatsoever;

        (e) To generally carry on the business of buying, selling, leasing (as lessor or lessee), dealing in and with, or otherwise investing in real estate, oil, gas, petroleum, coal, sulphur, helium, hydrocarbons, and all other minerals and natural resources;

        (f) To perform any of the above enumerated objects and purposes either in an individual capacity or as agent, manager or operator for any domestic or foreign corporation, company, partnership, venture, association, trust, firm or person;

        (g) To engage in any other business incidental to, or connected with, or similar to, the business of the Corporation set forth above;

        (h) To do any and all things necessary or convenient to the business of the Corporation as authorized by law; and

        (i) To borrow or raise money and otherwise contract indebtedness for any of the purposes of the Corporation; to draw, make, accept, endorse, execute and issue promissory notes, drafts, bills of exchange, warrants, bonds, debentures and other negotiable or non-negotiable instruments and evidences of indebtedness; and to secure the payment of any of the foregoing and of the interest thereon by mortgage, pledge, assignment, deed of trust or lien of or upon any or all of the corporate property (real, personal or mixed), whether at the time owned or thereafter acquired, and to sell, pledge or otherwise dispose of such bonds or other obligations of the Corporation for its corporate purposes.

        FIFTH. (a) The total number of shares of all classes of stock which the Corporation shall have authority to issue is eighty-five million (85,000,000) shares consisting of eighty million (80,000,000) shares of Common Stock, having a par value of One-Half Cent ($.005) per share, and five million (5,000,000) shares of Preferred Stock, having a par value of One Cent ($.01) per share.

        (b) Each share of Common Stock shall entitle the registered holder thereof to one vote on all matters brought before the stockholders of the Corporation for a vote.

        (c) The Corporation may issue one or more series of Preferred Stock, each such series to consist of such number of shares as shall be determined by resolution of the Board of Directors creating such series. The Preferred Stock of each such series shall have such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating. optional, redemption, conversion, exchange or other special rights, and qualifications, limitations or restrictions thereof; as shall be stated and expressed by the Board of Directors in the resolution or resolutions providing for the issuance of such series of Preferred Stock pursuant to the authority to do so which is hereby expressly vested in the Board of Directors.

        (d) Upon adoption by the Board of Directors of a resolution or resolutions regarding Preferred Stock, a Certificate of Designation of Preferences and Rights of Preferred Stock, setting forth the voting powers, designations, preferences, rights, qualifications and limitations with respect to Preferred Stock, shall be filed with the appropriate Delaware authorities, and, once filed, such Certificate of Designation shall be incorporated as an integral part of this Article Fifth and may not be amended or changed without the consent of a majority of the outstanding shares of such series of Preferred Stock then outstanding.

        (e) Except as otherwise provided in any resolution or resolutions of the Board of Directors providing for the issuance of any particular series of Preferred Stock, the number of shares of stock of any such series so set forth in such resolution or resolutions may be increased (but not above the total number of authorized shares of Preferred Stock) or decreased (but not below the number of shares of such series then outstanding) by a resolution or resolutions likewise adopted by the Board of Directors.

        (f) Except as otherwise provided in any resolution or resolutions of the Board of Directors providing for the issuance of any particular series of Preferred Stock, Preferred Stock redeemed or otherwise acquired by the Corporation shall assume the status of authorized but unissued Preferred Stock and shall be unclassified as to series and may thereafter, subject to the provisions of this Article Fifth and to any restrictions contained in any resolution or resolutions of the Board of Directors providing for the issuance of any such series of Preferred Stock, be reissued in the same manner as other authorized but unissued Preferred Stock.

        SIXTH. The Corporation is to have perpetual existence.

        SEVENTH. The private property of the stockholders shall not be subject to the payment of corporate debts to any extent whatever.

        EIGHTH. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to adopt, alter or repeal the By-Laws of the Corporation.

        NINTH. Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof, or on the application of any receiver or receivers appointed for the Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under the provisions of Section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the Corporation, as the case may be, and also on the Corporation.

        TENTH. Meetings of the stockholders may be held within or without the State of Delaware, as the By-Laws may provide. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the By-Laws of the Corporation. Elections of Directors need not be by written ballot unless the By-Laws of the Corporation shall so provide.

        ELEVENTH. The Corporation reserves the right to amend, alter, change or repeal any provisions contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

        TWELFTH. To the fullest extent permitted by the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. No amendment to or repeal of this Article Twelfth shall apply to, or have any effect on, the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

        THIRTEENTH. The business of the Corporation shall be managed under the direction of a Board of Directors in accordance with the following:

        (a) The number of directors constituting the entire Board of Directors shall be not less than three (3) directors, nor more than fifteen (15) directors, the exact number within such limits to be determined from time to time by resolution adopted by the affirmative vote of a majority of the entire Board of Directors, provided however, that the number of directors shall not be reduced so as to shorten the term of any director at that time in office, and provided further, that the number of directors constituting the entire Board of Directors shall be six (6) until otherwise fixed by a majority of the entire Board of Directors.

          (b) The Board of Directors shall be divided into three classes, designated Class I, Class II and Class III. All classes shall be as nearly equal in number as possible, and no class shall include less than one (1) director. The terms of office of the directors initially classified shall be as follows: at the 1990 annual meeting of stockholders, Class I directors shall be elected for a one-year term expiring at the next annual meeting of stockholders; Class II directors for a two-year term expiring at the second succeeding annual meeting of stockholders; and Class III directors for a three-year term expiring at the third succeeding annual meeting of stockholders. At each annual meeting of stockholders after such initial classification, directors to replace those whose terms expire at such annual meeting shall be elected to hold office until the third succeeding annual meeting. Each director shall hold office until the expiration of that director's term and until that director's successor is elected and qualifies or until that director's earlier death, resignation or removal. If the number of directors is changed in accordance with the terms of this Certificate of Incorporation, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal in number as possible.

          (c) Nominations of candidates for election as directors of the Corporation at any meeting of the stockholders at which election of one or more directors shall be held (an "Election Meeting") may be made by or at the direction of the Board of Directors or by any stockholder entitled to vote at such Election Meeting, in accordance with the following procedures. Nominations made by or at the direction of the Board of Directors may be made at any time. At the request of the Secretary of the Corporation, each proposed nominee shall provide the Corporation with such information concerning the proposed nominee as is required, under the rules of the Securities and Exchange Commission, to be included in the Corporation's proxy statement soliciting proxies for the nominee's election as a director. Nominations, other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary of the Corporation. Not less than forty-five (45) days nor more than ninety (90) days prior to the date of the Election Meeting any stockholder who intends to make a nomination at the Election Meeting shall deliver a notice to the Secretary of the Corporation setting forth (1) the name, age, business address and residence address of each nominee proposed in such notice, (2) the principal occupation or employment of each such nominee,
(3) the number and type of shares of stock of the Corporation which are beneficially owned by each such nominee, and (4) such other information concerning each such nominee as would be required, under the rules of the Securities and Exchange Commission, in a proxy statement soliciting proxies for the election of such nominees. Such notice shall include a signed consent of each such nominee to serve as a director of the Corporation, if elected. In the event that a person who is validly designated as a nominee in accordance with this paragraph shall thereafter become unable or unwilling to stand for election to the Board of Directors, the Board of Directors may designate a substitute nominee. If the Chairman of the Election Meeting determines that a nomination was not made in accordance with the foregoing procedures, such nomination shall be void.

          (d) Any vacancies in the Board of Directors for any reason, and any directorships resulting from any increase in the number of directors, may be filled by the Board of Directors, acting by a majority of the directors then in office, although less than a quorum, and any director so chosen shall hold office until the next election of the class for which such director shall have been chosen and until such director's successor shall be elected and shall qualify.

          (e) Notwithstanding any other provisions of this Certificate of Incorporation or the By-Laws of the Corporation (and notwithstanding the fact that some lesser percentage may be specified by law, this Certificate of Incorporation or the By-Laws of the Corporation), any director or the entire Board of Directors may be removed at any time by the affirmative vote of a majority of the outstanding shares of stock of the Corporation entitled to vote on that matter, but only for cause.

          (f) Notwithstanding the foregoing, whenever the holders of any one or more classes or series of Preferred Stock issued by the Corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of this Certificate of Incorporation applicable thereto (including the resolutions adopted by the Board of Directors pursuant to Article Fifth), and such directors so elected shall not be divided into classes pursuant to paragraph (b) of this Article Thirteenth unless expressly provided by such terms.

          (g) Notwithstanding any other provisions of this Certificate of Incorporation or the By-Laws of the Corporation (and notwithstanding the fact that a lesser percentage may be specified by law, this Certificate of Incorporation or the By-Laws of the Corporation), any proposal to amend or repeal, or adopt any provision inconsistent with, this Article Thirteenth or any provision hereof shall require the affirmative vote of the holders of seventy-five percent (75%) or more of the outstanding shares of stock of the Corporation entitled to vote on such matter.

          FOURTEENTH. No action required to be taken or which may be taken at any annual or special meeting of stockholders of the Corporation may be taken without a meeting, and the power of stockholders to consent in writing, without a meeting, to the taking of any action is specifically denied.

          FIFTEENTH. (a) In addition to any affirmative vote required by law, by this Certificate of Incorporation or otherwise, and except as expressly provided in paragraph (b) of this Article Fifteenth, approval of any Business Combination (such term and other capitalized terms used in this Article Fifteenth being defined in paragraph (c) of this Article Fifteenth) shall require the affirmative vote of at least two-thirds of the Voting Shares, voting together as a single class, excluding Voting Shares beneficially owned by the interested Stockholder involved in such Business Combination. Such affirmative vote shall be required notwithstanding the fact that no vote may be required or that a lesser percentage or a separate class vote may be specified by law, agreement or otherwise.

        (b) Paragraph (a) of this Article Fifteenth shall not apply to a particular Business Combination, if all of the conditions specified in either subparagraph (1) or (2) below are met:

            (1) The Business Combination has been approved by a majority of the Continuing Directors; or

            (2)   Both of the following conditions are met:
                  ----

                  (A) The aggregate amount of cash and the Fair Market Value, determined as of the date of the consummation of the Business Combination, of consideration other than cash to be received per share by holders of Common Stock in such Business Combination shall be at least equal to the highest of the following:

                        (i) The highest per share price (including any brokerage
                  commissions, transfer taxes and soliciting dealers' fees) paid by the Interested Stockholder for any Voting Shares acquired by it (a) within the two-year period immediately prior to the date of the first public announcement of the proposed Business Combination, or (b) in the transaction in which it became an Interested Stockholder, whichever is higher;

                        (ii) The Fair Market Value per share of Common Stock on
                  the date of the first public announcement of the proposed Business Combination or on the date on which the Interested Stockholder became an Interested Stockholder, whichever is higher; or

                        (iii) The per share book value of the Common Stock as
                  reported at the end of the fiscal quarter immediately preceding the date of the first public announcement of the proposed Business Combination.

        The price determined in accordance with clauses (i), (ii) and (iii) above shall be subject to appropriate adjustment in the event of any stock split, stock dividend, subdivision or reclassification with respect to Common Stock.

                  (B) The consideration, to be received by holders of Common Stock in the Business Combination shall be either all cash or cash and non-cash consideration in the same form as previously paid by the Interested Stockholder in connection with its acquisition of Beneficial Ownership of shares of Common Stock of the Corporation. If the consideration paid for the Common Stock by the Interested Stockholder varied as to form, the form of consideration to be paid in the Business Combination shall be either cash or the same type of consideration used to acquire the largest number of shares of Common Stock previously acquired by the Interested Stockholder. The non-cash portion, if any, of the consideration to be paid in the Business Combination shall not be greater than the non-cash portion of consideration paid by the Interested Stockholder in connection with its acquisition of Beneficial Ownership of the largest number of shares of Common Stock of the Corporation. The value of any non-cash consideration to be paid in the Business Combination shall be determined as of the date of consummation of the Business Combination.

    (c) For the purposes of this Article Fifteenth, the following terms when capitalized shall have the following meanings:

        (1) "Affiliate" of any Person shall mean and include any other Person that, directly or indirectly, or through one or more intermediaries, controls, or is controlled by, or is under common control with such Person, including without limitation an officer, director, general partner or Beneficial Owner of ten percent (10%) or more of any class of equity securities of such Person or any parent or Subsidiary thereof, and the spouse or other relative who has the same home as such Person.

        (2) "Beneficial Owner" of a Voting Share shall mean a Person and its Affiliates who, directly or indirectly, have:

           (A) The power to vote or direct the voting of such Voting Share;

           (B) Investment power to dispose of or direct the disposition of such Voting Share; or

           (C) The right to become the Beneficial Owner of such Voting Share within sixty (60) days.

        (3) "Business Combination" shall mean any of the following:

           (A) Any merger or consolidation of the Corporation or any Subsidiary with or into (i) any Interested Stockholder or (ii) any other corporation which is or, after such merger or consolidation, would be an Interested Stockholder or an Affiliate of an Interested Stockholder;

           (B) Any sale, lease, exchange, mortgage, pledge, transfer or other disposition to or with any Interested Stockholder or any Affiliate of any Interested Stockholder of any assets of the Corporation or any Subsidiary having an aggregate Fair Market Value of One Million Dollars ($1,000,000) or more in one transaction or a series of related transactions;

           (C) The issuance or transfer by the Corporation or any Subsidiary of any securities of the Corporation or any Subsidiary to any Interested Stockholder or any Affiliate of any Interested Stockholder in exchange for cash, securities or other property (or a combination thereof) having an aggregate Fair Market Value of One Million Dollars ($1,000,000) or more in one transaction or a series of related transactions;

           (D) Adoption of any plan for the liquidation or dissolution of the Corporation proposed by or on behalf of any Interested Stockholder or any Affiliate of any Interested Stockholder;

           (E) Any reclassification of securities (including any stock split or reverse stock split) or recapitalization of the Corporation, or any merger or consolidation of the Corporation with any Subsidiary or any similar transaction (whether or not with or into or otherwise involving an Interested Stockholder) which has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class of equity or convertible securities of the Corporation or any Subsidiary which is directly or indirectly owned by any Interested Stockholder or any Affiliate of any Interested Stockholder; or

           (F) Any agreement, contract or other arrangement providing for any of the transactions described in this definition of Business Combination.

        (4) "Continuing Director," with respect to any particular Business Combination with, or proposed by or on behalf of, any Interested Stockholder or any Affiliate of any Interested Stockholder or any person who thereafter would be an Affiliate of any Interested Stockholder, means any member of the Board of Directors of the Corporation, while such person is a member of the Board of Directors, who is not an Affiliate or representative of such Interested Stockholder and was a member of the Board of Directors prior to the time that such Interested Stockholder became an Interested Stockholder, and any successor of a Continuing Director, while such successor is a member of the Board of Directors, who is not an Affiliate or representative of such Interested Stockholder and is recommended or elected to succeed the Continuing Director by a majority of Continuing Directors.

        (5) "Fair Market Value" shall mean:

           (A) In the case of stock, the highest closing sale price during the 30-day period immediately preceding the date in question of a share of such stock on the Composite Tape for New York Stock Exchange-Listed Stocks, or, if such stock is not quoted on the Composite Tape, on the New York Stock Exchange, or, if such stock is not listed on such Exchange, on the principal United States Securities exchange registered under the Securities Exchange Act of 1934 on which such stock is listed, or, if such stock is not listed on any such exchange, the highest closing sale price with respect to a share of stock during the 30-day period preceding the date in question as reported by the National Association of Securities Dealers, Inc. Automated Quotation System ("NASDAQ") or any similar system then in use, or if no such sale prices are available, the highest of the means between the last reported bid and ask price with respect to a share of such stock on each day during the 30-day period preceding the date in question as reported by NASDAQ, or if no such quotations are available, the fair market value on the date in question of a share of such stock as determined in good faith by a majority of the Continuing Directors; and

           (B) In the case of property other than cash or stock, the fair market value of such property on the date in question as determined in good faith by a majority of the Continuing Directors.

        (6) "Interested Stockholder" shall mean any Person (other than the Corporation or any corporation of which a majority of each class of equity securities is owned, directly or indirectly, by the Corporation) which, as of the record date for the determination of stockholders entitled to notice of and to vote on a Business Combination, or immediately prior to the consummation of any such transaction:

           (A) Is the Beneficial Owner, directly or indirectly, of more than ten percent (10%) of the Voting Shares; or

           (B) Is an Affiliate of the Corporation and at any time within two years prior thereto was the Beneficial Owner, directly or indirectly, of not less than ten percent (10%) of the then outstanding Voting Shares; or

           (C) Is an assignee of or successor in interest to any shares of capital stock of the Corporation which were at any time within two years prior thereto Beneficially Owned by any Interested Stockholder, and such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933.

        (7) "Person" shall mean any individual, corporation, partnership or other entity.

        (8) "Subsidiary" shall mean any corporation of which a majority of the outstanding shares of any class of equity securities is owned directly or indirectly by the Corporation.

        (9) "Voting Shares" shall mean all issued and outstanding shares of equity securities and all rights to acquire any equity securities which are generally entitled to vote in the election of directors. The number of Voting Shares deemed to be outstanding shall include shares of which an Interested Stockholder is deemed to be the Beneficial Owner, but shall not include any other Voting Shares which may be issuable to other persons pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

       (10) In the event of any Business Combination in which the Corporation survives, the phrase "consideration other than cash to be received," as used in paragraph

     (b)(2)(A) of this Article Fifteenth, shall include the shares of Common Stock and/or the shares of any other class or series of capital stock retained by the holders of such shares.

     (d) A majority of the Continuing Directors shall have the power and duty to determine in good faith, for the purposes of this Article Fifteenth, on the basis of information known to them, (1) whether a Person is an Interested Stockholder, (2) the number of Voting Shares of which any Person is the Beneficial Owner, (3) whether a Person is an Affiliate of another, (4) whether a Person has the power to vote or dispose of Voting Shares or to direct the voting or disposition of Voting Shares, (5) whether the assets subject to any Business Combination or the consideration received for the issuance or transfer of securities by the Corporation or any Subsidiary in any Business Combination has an aggregate Fair Market Value of One Million Dollars ($1,000,000) or more, or (6) whether a Person has the right to become the Beneficial Owner of Voting Shares. A majority of the entire Board of Directors shall have the power and duty to determine in good faith, for the purposes of this Article Fifteenth, on the basis of information known to them, whether a director is a Continuing Director.

     (e) Nothing contained in this Article Fifteenth shall be construed to relieve any Interested Stockholder from any fiduciary obligation imposed by law.

     (f) Notwithstanding any other provisions of this Certificate of Incorporation or the By-Laws of the Corporation (and notwithstanding the fact that a lesser percentage may be specified by law, this Certificate of Incorporation or the By-Laws of the Corporation), any proposal to amend, repeal, or adopt any provision inconsistent with, this Article Fifteenth or any provision hereof shall require the affirmative vote of the holders of seventy-five percent (75%) or more of the Voting Shares, voting together as a single class, excluding, when such proposal is made by or on behalf of an Interested Stockholder or its Affiliates, the Voting Shares beneficially owned by such Interested Stockholder, unless such amendment, repeal or adoption is declared advisable by the affirmative vote of (1) two-thirds of the entire Board of Directors, and (2) a majority of the Continuing Directors.

     IN WITNESS WHEREOF, the undersigned have set their hands this 5th day of June, 1990.


                                     /s/ Jo Bob Hille
                                     ----------------------
                                     Jo Bob Hille
                                     President



ATTEST:


/s/ William C. Barnes
-----------------------------
William C. Barnes, Secretary